UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2009

American Equity

Investment Life Holding Company

(Exact name of registrant as specified in its charter)

Iowa	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266

(Address of principal executive offices) (Zip Code)

(515) 221-0002
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On May 15, 2009, American Equity Investment Life Holding Company (the “Company”) entered into an agreement (the “Exchange Agreement”) to issue an aggregate of 5,000,000 shares of the Company’s common stock, par value $1.00 per share, in exchange for $37,158,000 principal amount of the Company’s outstanding 5.25% Contingent Convertible Senior Notes due 2024 (the “Notes”) beneficially owned by an institutional holder (the “Holder”) of the Notes.  The Company will not receive any cash proceeds as a result of the Exchange Agreement, and the Notes exchanged pursuant to the Exchange Agreement will be retired and cancelled.  Immediately following the exchange, the outstanding principal balance of the Notes will be $144,766,000.  The issuance of the shares of the Company’s common stock will be made solely in exchange for such Notes pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 3(a)(9) of the Securities Act.  Any accrued and unpaid interest due to the Holder on the Notes will be paid in cash.

The Company may consider additional exchanges in respect of the Company’s outstanding indebtedness if and as favorable opportunities arise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Date: May 15, 2009	By:	/s/ Wendy L. Carlson
Wendy L. Carlson
President and Chief Executive Officer

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